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                                                                    EXHIBIT 99.1
                             RESEARCH MEDICAL, INC.
                       PROXY DESIGNATION AND INSTRUCTION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Louis M. Haynie, Sterling D. Sessions and William A. Gay, Jr. and each of them, with full power of substitution, to vote as designated below, all shares of Research Medical, Inc. ("RMI") common stock owned of record by the undersigned at the Special Meeting of Shareholders of
Research Medical, Inc. to be held on           , 1997 at 10:00 a.m. (local time)
at                 ,                 , Salt Lake City, Utah (the "Special
Meeting"), or at any adjournment thereof, on the proposal to merge Baxter CVG Services III, Inc. ("Purchaser") a wholly-owned subsidiary of Baxter International Inc. ("Baxter"), with and into RMI (the "Merger"), and on all other matters that may properly come before the Special Meeting. However, RMI will not use such discretionary authority in connection with voting on adjournment of the Special Meeting to solicit additional proxies. (Each Shareholder of Record should have received a Proxy Statement/Prospectus with this Proxy Designation and Instruction describing the proposed Merger.)

    IN THE ABSENCE OF DIRECTIONS TO THE CONTRARY, THE DESIGNATED PROXIES WILL VOTE FOR THE PROPOSED MERGER.

    On the proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of December 3, 1996, as amended and restated on February 4, 1997, pursuant to which RMI will be acquired by Baxter by means of a merger of Purchaser with and into RMI.

             For / /             Against / /             Abstain / /

           (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER)

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DATE OF THIS PROXY DESIGNATION AND INSTRUCTION:
--------------------- , 1997

                                                                  ------------------------------------------
                                                                  Signature

                                                                  ------------------------------------------
                                                                  Print Name

                                                                  ------------------------------------------
                                                                  Joint Tenant (if any)

                                                                  ------------------------------------------
                                                                  Print Name

   (When signing as a Trustee, Executor Corporate Office, or General Partner,
              please give full title on the "joint tenant" line.)

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 THIS PROXY DESIGNATION AND INSTRUCTION MAY BE REVOKED BY A MORE RECENTLY DATED
PROXY DESIGNATION AND INSTRUCTION, OR BY WRITTEN NOTICE TO THE SECRETARY OF RMI
  TO THE SPECIAL MEETING, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN
                                    PERSON.